Exhibit 4(a) 12




                          $100,000,000



                        CREDIT AGREEMENT


                 Dated as of September 13, 1996


                              Among

                       ENTERGY CORPORATION

                               and

               ENTERGY TECHNOLOGY HOLDING COMPANY,

                          as Borrowers

                     THE BANKS NAMED HEREIN
                            as Banks

                               and

                      THE BANK OF NEW YORK

                            as Agent

                        CREDIT AGREEMENT

                 Dated as of September 13, 1996


           ENTERGY  CORPORATION, a Delaware corporation,  ENTERGY
TECHNOLOGY HOLDING COMPANY, a Delaware corporation, the BANKS listed on the signature pages hereof, and THE BANK OF NEW YORK, as agent for the Lenders hereunder, agree as follows:


                           ARTICLE I.

                DEFINITIONS AND ACCOUNTING TERMS

           SECTION I.01.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following  meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Adjusted CD Rate" means, for any Interest Period for each Adjusted CD Rate Advance made as part of the same Contract
Borrowing, an interest rate per annum equal to the sum of:

           (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks for the bid rates per annum, at 9:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value of certificates of deposit of such Reference Bank in an amount substantially equal to such Reference Bank's Adjusted CD Rate Advance made as part of such Contract Borrowing and with a maturity equal to such Interest Period, by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period, plus

          (b)  the Assessment Rate for such Interest Period.

The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks on the first day of such Interest Period, subject, however, to the provisions of Section 2.09.

           "Adjusted CD Rate Advance" means a Contract Advance that bears interest as provided in Section 2.07(b).

           "Adjusted CD Rate Reserve Percentage" for the Interest Period for each Adjusted CD Rate Advance made as part of the same Contract Borrowing means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including (among other liabilities) U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period.

           "Advance"  means  a  Contract Advance  or  an  Auction
Advance.

           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

           "Agent" means The Bank of New York, as agent for the Lenders hereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office witereunder, and any successor Agent appointed hereunder.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's CD Lending Office in the case of an Adjusted CD Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of an Auction Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office wit ffiliate" of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

           "ERISA Plan" means an employee benef         ffiliate"
of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

           "ERISA Plan" means an employee benef         ffiliate"
of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

           "ERISA Plan" means an employee benef         ffiliate"
of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

           "ERISA Plan" means an employee benef         ffiliate"
of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

           "ERISA Plan" means an employee benef         ffiliate"
of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

           "ERISA Plan" means an employee benef         ffiliate"
of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as amended or modified from time to time.

           "ERISA Plan" means an employee benef first day of such Interest Period, subject, however, to the provisions of Section
2.09.

          "Eurodollar Rate Advance" means a Contract Advance that bears interest as provided in Section 2.07(c).

           "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section
6.01.

           "FCC"  means  the United States Federal Communications
Commission.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement, dated
September 13, 1996, between Entergy and the Agent.

           "Guaranteed Obligations" has the meaning specified  in
Section 8.01.

          "Guarantor" means Entergy, in its capacity as Guarantor under Article VIII hereof.

           "Guaranty Obligations" means (i) direct or indirect guaranties in respect of, and obligations to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Debt of any Person and (ii) other guaranty or similar obligations in respect of the financial obligations of others, including, without limitation, Support Obligations.

          "Gulf States" means Entergy Gulf States, Inc. (formerly
Gulf States Utilities Company), a Texas corporation.

          "Interest Period" means, for each Contract Advance made as part of the same Contract Borrowing, the period commencing on the date of such Contract Advance or the date of the Conversion of any Contract Advance into such a Contract Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 30, 60, 90, 180 or, subject to availability from each Lender, 270 or 360 days in the case of an Adjusted CD Rate Advance, and 1, 2, 3, 6 or, subject to availability from each Lender, 9 or 12 months in the case of a Eurodollar Rate Advance, in each case as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                (i)   such  Borrower may not select any  Interest
     Period that ends after the Termination Date;

               (ii) Interest Periods commencing on the same date for Contract Advances made as part of the same Contract
     Borrowing shall be of the same duration; and

                (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, in the case of any Interest Period for a Eurodollar Rate Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

           "Junior Subordinated Debentures" means any junior subordinated deferrable interest debentures issued by any of the Significant Subsidiaries and New Orleans from time to time.

          "Lenders" means the Banks listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Section 9.07.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

           "Louisiana"  means Entergy Louisiana,  Inc.  (formerly
Louisiana Power & Light Company), a Louisiana corporation.

          "Majority Lenders" means at any time Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Contract Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to Section 6.02), provided that, for purposes hereof, neither Borrower, nor any of their respective Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Contract Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Contract Advances or the total Commitments.

          "Mississippi" means Entergy Mississippi, Inc. (formerly
Mississippi Power & Light Company), a Mississippi corporation.

           "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

           "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Entergy or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

          "New Orleans" means Entergy New Orleans, Inc. (formerly
New Orleans Public Service Inc.), a Louisiana corporation.

          "Non-Recourse Debt" means any Debt of any subsidiary of Entergy that does not also constitute Debt of Entergy, any Significant Subsidiary or New Orleans.

          "Note" means a Contract Note or an Auction Note.

          "Notice of Auction Borrowing" has the meaning specified in Section 2.03(a).

            "Notice  of  Contract  Borrowing"  has  the   meaning
specified in Section 2.02(a).

           "OECD" means the Organization for Economic Cooperation and Development.

           "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

           "Person" means an individual, partnership, corporation
(including  a  business  trust),  joint  stock  company,   trust,
unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Prepayment Event" means the occurrence of any event or the existence of any condition under any agreement or instrument relating to any Debt of either Borrower or of a Significant Subsidiary that, in either case, is outstanding in a principal amount in excess of $50,000,000 in the aggregate, which occurrence or event results in the declaration of such Debt being due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

          "PUHCA" means the Public Utility Holding Company Act of
1935, as amended.

          "Reference Bank" means BNY.

            "Register"  has  the  meaning  specified  in  Section
9.07(c).

           "Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

           "S&P" means Standard & Poor's Rating Group or any successor thereto.

           "SEC"  means the United States Securities and Exchange
Commission.

           "Senior Debt Rating" means, as to any Person, the rating assigned by Moody's or S&P to the senior secured long-term debt of such Person.

            "SERI"  means  Systems  Energy  Resources,  Inc.,  an
Arkansas corporation.

           "Significant Subsidiary" means Arkansas, Gulf States, Louisiana, Mississippi and SERI, and any other domestic regulated utility subsidiary of Entergy: (i) the total assets (after intercompany eliminations) of which exceed 5% of the total consolidated assets of Entergy and its subsidiaries or (ii) the net worth of which exceeds 5% of the Consolidated Net Worth of Entergy and its subsidiaries, in each case as shown on the most recent audited consolidated balance sheet of Entergy and its subsidiaries.

           "Support Obligations" means any financial obligation, contingent or otherwise, of any Person guaranteeing or otherwise supporting any Debt or other obligation of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt, (iii) to maintain the working capital, equity capital, available cash or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Debt, (iv) to provide equity capital under or in respect of equity subscription arrangements so as to assure any Person with respect to the payment of such Debt or the performance of such obligation, or (v) to provide financial support for the performance of, or to arrange for the performance of, any non-monetary obligations or non-funded debt payment obligations (including, without limitation, guaranties of payments under power purchase or other similar arrangements) of the primary obligor.

           "Termination Date" means September 12, 1999 or such later date that may be established from time to time pursuant to
Section 2.17 hereof, or, in either case, the earlier date of termination in whole of the Commitments pursuant to Section 2.05 or Section 6.02 hereof.

           "Yield" means, for any Auction Advance, the effective rate per annum at which interest on such Auction Advance is payable, computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

           SECTION I.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding."

           SECTION I.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) hereof.


                          ARTICLE II.

               AMOUNTS AND TERMS OF THE ADVANCES

           SECTION II.01. The Contract Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Contract Advances to either Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount (with respect to both of the Borrowers, collectively) not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Auction Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being an "Auction Reduction"). Each Contract Borrowing shall be in an amount not less than $2,500,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Contract Advances of the same Type and, in the case of Eurodollar Rate Advances or Adjusted CD Rate Advances, having the same Interest Period made or Converted on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrowers may from time to time borrow, prepay pursuant to Section 2.11 and reborrow under this Section 2.01; provided, however, that at no time may the principal amount outstanding hereunder exceed the aggregate amount of the Commitments.

           SECTION II.02. Making the Contract Advances. (a) Each Contract Borrowing shall be made on notice, given (i) in the case of a Contract Borrowing comprising Adjusted CD Rate Advances or Eurodollar Rate Advances, not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Contract Borrowing, and (ii) in the case of a Contract Borrowing comprising Base Rate Advances, not later than 11:00 A.M. (New York City time) on the date of the proposed Contract Borrowing, by the applicable Borrower to the Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Contract Borrowing (a "Notice of Contract Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (A) date of such Contract Borrowing, (B) Type of Contract Advances to be made in connection with such Contract Borrowing, (C) aggregate amount of such Contract Borrowing, and
(D) in the case of a Contract Borrowing comprising Adjusted CD Rate Advances or Eurodollar Rate Advances, initial Interest Period for each such Contract Advance. Each Lender shall, before
(x) 12:00 noon (New York City time) on the date of any Contract Borrowing comprising Adjusted CD Rate Advances or Eurodollar Rate Advances, and (y) 1:00 P.M. (New York City time) on the date of any Contract Borrowing comprising Base Rate Advances, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.02, in same day funds, such Lender's ratable portion of such Contract Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the applicable Borrower at the Agent's aforesaid address.

           (b) Each Notice of Contract Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Notice of Contract Borrowing requesting Adjusted CD Rate Advances or Eurodollar Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Contract Borrowing for such Contract Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Contract Advance to be made by such Lender as part of such Contract Borrowing when such Contract Advance, as a result of such failure, is not made on such date.

          (c) Unless the Agent shall have received notice from a Lender prior to the date of any Contract Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Contract Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Contract Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the applicable Borrower (following the Agent's demand on such Lender for the corresponding amount) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Contract Advances made in connection with such Contract Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Contract Advance as part of such Contract Borrowing for purposes of this Agreement.

           (d) The failure of any Lender to make the Contract Advance to be made by it as part of any Contract Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Contract Advance on the date of such Contract Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Contract Advance to be made by such other Lender on the date of any Contract Borrowing.

          SECTION II.03. The Auction Advances. (a) Each Lender severally agrees that either Borrower may request Auction
Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 15 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Auction Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the
Commitments of the Lenders (computed without regard to any Auction Reduction).

                (i) A Borrower may request an Auction Borrowing by delivering to the Agent (A) by telecopier, telex or cable, confirmed immediately in writing, a notice of an Auction Borrowing (a "Notice of Auction Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the date and aggregate amount of the proposed Auction Borrowing, the maturity date for repayment of each Auction Advance to be made as part of such Auction Borrowing (which maturity date may not be earlier than the date occurring 14 days after the date of such Auction Borrowing or later than the earlier to occur of (1) 180 days after the date of the proposed Auction Borrowing and (2) the Termination Date), the interest payment date or dates relating thereto (which shall occur at least every 90 days), and any other terms to be applicable to such Auction Borrowing, not later than 10:00 A.M. (New York City time) (x) at least one Business Day prior to the date of the proposed Auction Borrowing, if the applicable Borrower shall specify in the Notice of Auction Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (y) at least five Business Days prior to the date of the proposed Auction Borrowing, if such Borrower shall specify in the Notice of Auction Borrowing the basis (e.g., a quoted London interbank offered rate or the Federal Funds Rate) to be used by the Lenders in determining the rates of interest to be offered by them and (B) payment in full to the Agent of the aggregate auction administration fee specified in Section 2.04(b) hereof. The Agent, in turn, shall promptly notify each Lender of each request for an Auction Borrowing received by it from a Borrower by sending such Lender a copy of the related Notice of Auction Borrowing.

                (ii)  Each Lender may, in its sole discretion, if
     it elects to do so, irrevocably offer to make one or more Auction Advances to the applicable Borrower as part of such proposed Auction Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (A) on the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A)(x) of paragraph (i), above, and (B) three
     Business Days before the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A)(y) of paragraph (i), above, of the minimum amount and maximum amount of each Auction Advance that such Lender would be willing to make as part of such proposed Auction Borrowing (which amounts, subject to the proviso to the first sentence of this Section 2.03(a), may exceed such Lender's Commitment), the rate or rates of interest therefor, the basis, rate and margin used by such Lender (if applicable) in determining the rate or rates of interest so offered and the Yield (if different from such rate or rates), the interest period relating thereto and such Lender's Applicable Lending Office with respect to such Auction Advance; provided that, if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the applicable Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Auction Advance as part of such Auction Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Auction Advance as part of such proposed Auction Borrowing.

               (iii) The applicable Borrower shall, in turn, (A) before 11:00 A.M. (New York City time) on the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A)(x) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Auction Borrowing, in the case of a Notice of Auction Borrowing delivered pursuant to clause (A)(y) of paragraph
     (i) above, either

                          (1)   cancel such Auction Borrowing  by
          giving the Agent notice to that effect, or

                          (2)  irrevocably accept one or more  of
          the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, subject only to the provisions of this paragraph (iii), by giving notice to the Agent of the amount of each Auction Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Lender for such Auction Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Auction Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect; provided, however, that (w) the applicable Borrower shall not accept an offer made pursuant to paragraph (ii) above, at any Yield if such Borrower shall have, or shall be deemed to have, rejected any other offer made pursuant to paragraph (ii) above, at a lower Yield, (x) if such Borrower declines to accept, or is otherwise restricted by the provisions of this Agreement from accepting, the maximum aggregate principal amount of Auction Borrowings offered at the same Yield pursuant to paragraph (ii) above, then such Borrower shall accept a pro rata portion of each offer made at such Yield, based as nearly as possible on the ratio of the aggregate principal amount of such offers to be accepted by such Borrower to the maximum aggregate principal amount of such offers made pursuant to paragraph (ii) above (rounding up or down to the next higher or lower multiple of $1,000,000), (y) no offer made pursuant to paragraph (ii) above shall be accepted unless the Auction Borrowing in respect of such offer is in an integral multiple of $1,000,000 and the aggregate amount of such offers accepted by such Borrower is equal to at least $2,500,000, and (z) no offer made pursuant to paragraph (ii) above shall be accepted at any interest rate in excess of the Base Rate then in effect plus 2% per annum (or such higher rate as may be permitted by applicable law, regulation or order).

     Any  offer  or offers made pursuant to paragraph (ii)  above
     not   expressly  accepted  or  rejected  by  the  applicable
     Borrower in accordance with this paragraph (iii) shall be deemed to have been rejected by such Borrower.

                (iv) If the applicable Borrower notifies the Agent that such Auction Borrowing is canceled pursuant to clause (1) of paragraph (iii) above, the Agent shall give prompt notice thereof to the Lenders and such Auction Borrowing shall not be made.

                (v) If the applicable Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to clause (2) of paragraph (iii) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Auction Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph
     (ii) above have been accepted by such Borrower, (B) each Lender that is to make an Auction Advance as part of such Auction Borrowing of the amount of each Auction Advance to be made by such Lender as part of such Auction Borrowing, and (C) each Lender that is to make an Auction Advance as part of such Auction Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make an Auction Advance as part of such Auction Borrowing shall, before 12:00 noon (New York City time) on the date of such Auction Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.02 such Lender's portion of such Auction Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the applicable Borrower at the Agent's aforesaid address. Promptly after each Auction Borrowing the Agent will notify each Lender of the amount of the Auction Borrowing, the consequent Auction Reduction and the dates upon which such Auction Reduction commenced and will terminate.

                (vi) If the applicable Borrower accepts one or more of the offers made by any Lender pursuant to clause (B) of paragraph (iii) above, such Borrower shall indemnify such Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified for such Auction Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Auction Advance to be made by such Lender as part of such Auction Borrowing when such Auction Advance, as a result of such failure, is not made on such date.

           (b) Each Auction Borrowing shall be in an amount not less than $2,500,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Auction Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

           (c) Within the limits and on the conditions set forth in this Section 2.03, a Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection
(d) below, and reborrow under this Section 2.03, provided that an Auction Borrowing shall not be made within three Business Days of the date of any other Auction Borrowing.

           (d) The applicable Borrower shall repay to the Agent for the account of each Lender that has made an Auction Advance, or each other holder of an Auction Note, on the maturity date of each Auction Advance (such maturity date being that specified by such Borrower for repayment of such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above and provided in the Auction Note evidencing such Auction Advance), the then unpaid principal amount of such Auction Advance. A Borrower shall have no right to prepay any principal amount of any Auction Advance unless, and then only on the terms, specified by such Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i)(A) above and set forth in the Auction Note evidencing such Auction Advance.

           (e) The applicable Borrower shall pay interest on the unpaid principal amount of each Auction Advance from the date of such Auction Advance to the date the principal amount of such Auction Advance is repaid in full, at the rate of interest for such Auction Advance specified by the Lender making such Auction Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Auction Advance in the related Notice of Auction Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Auction Note evidencing such Auction Advance; provided, however, that, if and for so long as a Prepayment Event or an Event of Default shall have occurred and be continuing, the unpaid principal amount of each Auction Advance shall (to the fullest extent permitted by law) bear interest until paid in full at a rate per annum equal at all times to the Base Rate plus 2% per annum, payable upon demand.

           (f) The indebtedness of the applicable Borrower resulting from each Auction Advance made to such Borrower as part of an Auction Borrowing shall be evidenced by a separate Auction Note of such Borrower payable to the order of the Lender making such Auction Advance.

           SECTION  II.04.  Fees.  Entergy agrees to pay  to  the
Agent for the account of each Lender a commitment fee on the average daily unused portion of such Lender's Commitment (without giving effect to any Auction Reduction) from the date hereof in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the earlier to occur of the Termination Date and, in the case of the termination in whole of a Lender's Commitment pursuant to Section 2.05, the date of such termination, payable on the last day of each March, June, September and December during such period, and on the Termination Date, at the rate per annum set forth below determined by reference to combined Senior Debt Ratings from time to time of the two Significant Subsidiaries (other than SERI) having the highest Senior Debt Ratings:

                                   Significant Subsidiary with
                                   highest Senior Debt Rating

                           A- and     BBB+ and   BBB- and   BB +
                           A3         Baal or    Baa3       and/or
              Senior       or above   BBB and    or split   Bal or
              Debt                    Baa2       rated      below
              Rating                  or split   above
                                      rated
                                      above

              A-and A3      0.125%     0.1375%    0.18%      0.23%
              or above
Significant   BBB+ and      0.1375%     0.17%    0.1875%     0.25%
Subsidiary    Baa1 or
with next     BBB and
highest       Baa2
Senior Debt   or
Rating        split rated
              above

              BBB- and       0.18%     0.1875%    0.20%      0.30%
              Baa3
              or
              split rated
              above
              BB+ and/or     0.23%      0.25%     0.30%      0.30%
              Bal
              or below
              or unrated

Any change in the commitment fee will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in any Senior Debt Rating.

          SECTION II.05. (a) Reduction of the Commitments. (i) Entergy shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Auction Advances then outstanding, and provided, further, that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof.

           (ii) Notwithstanding any other provision of this Agreement or the Notes (and without further notice to the Borrowers), 364 days following the date, if any, on which the combined Senior Debt Ratings of the two Significant Subsidiaries (other than SERI) having the highest Senior Debt Ratings shall be BB+ or Bal or below, the Commitments hereunder shall terminate in whole and this Agreement shall terminate.

    (b) Increase of the Commitments. (i) Entergy may, by written notice to the Agent (an "Increase Notice") substantially in the form of Schedule 2.05(b) hereto, request that the aggregate Commitments be increased up to the amount specified therein, which shall be an integral multiple of $5,000,000 and shall not be greater than $300,000,000 effective on the date specified in such Increase Notice (the "Increase Date"), which shall be a Business Day occurring not less than 25 (unless otherwise agreed to in writing by the Lenders and the Agent) nor more than 30 days after the date on which the Increase Notice shall have been given, and such notice shall specify the requested amount by which the aggregate amount of the Commitments is to increase, the names of any new proposed lenders hereunder and the amount of their proposed Commitments and, if the amount by which the aggregate amount of the Commitments is requested to be increased shall exceed the aggregate amount of the Commitments of such new proposed lenders, the amount by which the Commitments of the existing Lenders are
requested  to  be  increased.   Promptly  upon  receipt  of  such
Increase Notice from Entergy, the Agent shall notify the  Lenders
of  the  contents  thereof.   If applicable,  each  Lender  shall
provide written notice to the Agent, no later than 21 days after the date on which the Increase Notice shall have been given to the Agent, of the amount, if any, by which such Lender agrees to increase its Commitment. Promptly upon receipt of such notice from any Lender the Agent shall notify Entergy of the contents
thereof.   Upon the effectiveness of the increase in  Commitments
pursuant to clause (ii) below, each of the new lenders shall execute and deliver a counterpart of this Agreement, this Agreement shall be amended by the Borrowers and the Agent to reflect the increase, if any, in the Commitment of any existing Lender and the identity and Commitments of such new lenders and such new lenders shall be and become Lenders hereunder for all purposes hereof and of the Loan Documents. In connection with any such increase, the Borrowers shall execute and deliver new
Notes to appropriately reflect such new Commitments and the Lenders (including such new lenders) shall effect such purchases and sales among themselves of portions of the outstanding Loans as shall be necessary to reflect such Commitments, as specified by the Agent, and, in connection with such purchases and sales, the applicable Borrower shall pay to each affected Lender an amount equal to the amount such Borrower would have had to pay pursuant to Section 9.04(b) if such Loans, or portions thereof, were prepaid on such Increase Date.

          (ii) An increase in Commitments shall become effective on the Increase Date so long as each of the following conditions shall have been fulfilled on and as of such date: (A) the Agent shall have consented (such consent not to be unreasonably withheld) to any such new lenders and to such increases in Commitments, (B) the Agent shall have received opinions of counsel to the Borrowers in form and substance satisfactory to the Agent, (C) lenders who agree to become Lenders hereunder shall have provided Commitments, together with the increased Commitments of Lenders who shall have agreed to an increase of their Commitments, in an aggregate amount equal to the amount of the requested increase in the aggregate amount of the Commitments set forth in the Increase Notice, (D) the conditions to the making of Loans set forth in clause (i) of Section 3.02 shall be fulfilled on and as of such Increase Date as if Loans were made thereon and (E) the Agent shall have received such other instruments and documents, in form and substance satisfactory to it, as it shall have reasonably requested.

           SECTION II.06. Repayment of Contract Advances. The Borrowers shall repay the principal amount of each Contract Advance made by each Lender in accordance with the Contract Note to the order of such Lender and in any event no later than the Termination Date.

           SECTION II.07. Interest on Contract Advances. The applicable Borrower shall pay interest on the unpaid principal amount of each Contract Advance made by each Lender from the date of such Contract Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a) Base Rate Advances. If such Contract Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be Converted or paid in full.

           (b) Adjusted CD Rate Advances. If such Contract Advance is an Adjusted CD Rate Advance, a rate per annum equal at all times during the Interest Period for such Contract Advance to the sum of the Adjusted CD Rate for such Interest Period plus the Applicable Margin for such Adjusted CD Rate Advance in effect from time to time, payable on the last day of each Interest Period for such Adjusted CD Rate Advance and on the date such Adjusted CD Rate Advance shall be Converted or paid in full and, if such Interest Period has a duration of more than 90 days, on each day that occurs during such Interest Period every 90 days from the first day of such Interest Period.

           (c) Eurodollar Rate Advances. Subject to Section 2.08, if such Contract Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Contract Advance to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin for such Eurodollar Rate Advance in effect from time to time, payable on the last day of each Interest Period for such Eurodollar Rate Advance and on the date such Eurodollar Rate Advance shall be Converted or paid in full and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period.

           SECTION II.08. Additional Interest on Eurodollar Rate Advances. The applicable Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Contract Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Contract Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Contract Advance. Such additional interest shall be determined by such Lender and notified to the applicable Borrower through the Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

           SECTION II.09.  Interest Rate Determination.  (a)  The
Reference  Bank agrees to furnish to the Agent timely information
for  the  purpose  of  determining  each  Adjusted  CD  Rate   or
Eurodollar Rate, as applicable.

           (b) The Agent shall give prompt notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a), (b) or (c), and the applicable rate, if any, furnished by the Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b) or (c).

           (c) If the Reference Bank shall not furnish timely information to the Agent for determining the Adjusted CD Rate for any Adjusted CD Rate Advances, or the Eurodollar Rate for any
Eurodollar Rate Advances,

                 (i)   the  Agent  shall  forthwith  notify   the
     applicable Borrower and the Lenders that the interest rate cannot be determined for such Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be,

               (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                (iii) the obligation of the Lenders to make, or to Convert Contract Advances into, Adjusted CD Rate Advances or Eurodollar Rate Advances, as the case may be, shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

           (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon

                 (i)    each   Eurodollar   Rate   Advance   will
     automatically, on the last day of the then existing Interest
     Period therefor, Convert into a Base Rate Advance, and

               (ii) the obligation of the Lenders to make, or to Convert Contract Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION.10. Conversion of Contract Advances. (a) Voluntary.
The applicable Borrower may, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business
Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.09 and 2.13, on any Business Day, Convert all Contract Advances of one Type made in connection with the same Contract Borrowing into Advances of another Type; provided, however, that any Conversion of, or with respect to, any Adjusted
CD Rate Advances or Eurodollar Rate Advances into Advances of another Type shall be made on, and only on, the last day of an Interest Period for such Adjusted CD Rate Advances or Eurodollar Rate Advances, unless the applicable Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 9.04(b) on the date of such Conversion. Each such notice of a Conversion (a "Notice of Conversion") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B-3 hereto, specifying therein (i) the date of such Conversion, (ii) the Contract Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Adjusted CD Rate Advances or Eurodollar Rate Advances, the duration of the Interest Period for each such Contract Advance.

          (b) Mandatory. If a Borrower shall fail to select the Type of any Contract Advance or the duration of any Interest Period for any Contract Borrowing comprising Eurodollar Rate Advances or Adjusted CD Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
Section 1.01 and Section 2.10(a), or if any proposed Conversion of a Contract Borrowing that is to comprise Eurodollar Rate Advances or Adjusted CD Rate Advances upon Conversion shall not occur as a result of the circumstances described in paragraph (c) below, the Agent will forthwith so notify such Borrower and the Lenders, and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

           (c) Failure to Convert. Each Notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the applicable Borrower. In the case of any Contract Borrowing that is to comprise Eurodollar Rate Advances or
Adjusted CD Rate Advances upon Conversion, the applicable Borrower agrees to indemnify each Lender against any loss, cost or expense incurred by such Lender if, as a result of the failure of such Borrower to satisfy any condition to such Conversion (including, without limitation, the occurrence of any Prepayment Event or Event of Default, or any event that would constitute an Event of Default or a Prepayment Event with notice or lapse of time or both), such Conversion does not occur. The Borrower's obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders and the Agent under this Agreement and the Notes and the termination of the Commitments.

           SECTION .11. Prepayments. The applicable Borrower may, upon at least two Business Days' notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Contract Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or any integral multiple of $100,000 in excess thereof and (ii) in the case of any such prepayment of an Adjusted CD Advance or Eurodollar Rate Advance, the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b) on the date of such prepayment.

          SECTION  .12.  Increased Costs.  (a)  If, due to either
(i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Adjusted CD Rate Advances, included in the Adjusted CD Rate Reserve Percentage or, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Adjusted CD Rate Advances or Eurodollar Rate Advances, then Entergy shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Entergy and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

           (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type (including such Lender's commitment to lend hereunder) or the Advances, then, upon demand by such Lender (with a copy of such demand to the Agent), Entergy shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or the Advances made by such Lender. A certificate in reasonable detail as to such amounts submitted to Entergy and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

           SECTION .13. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or change in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Contract Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrowers shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon unless, in the case of either Borrower, such Borrower, within five Business Days of notice from the Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with Section 2.10.

           SECTION .14. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in
Section 9.02 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.03, 2.08, 2.12, 2.15 or 9.04(b)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the
Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

           (b) The applicable Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time to the extent permitted by law against any or all of such Borrower's accounts with such Lender any amount so due.

           (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted CD Rate, the Eurodollar Rate or the Federal Funds Rate and of commitment fees and interest payable on Auction Advances shall be made by the Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

           (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

           (e) Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          (f) Notwithstanding anything to the contrary contained herein, any amount payable by a Borrower hereunder or under any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall, to the fullest extent permitted by law, bear interest from the date when due until paid in full at a rate per annum equal at all times to the Base Rate plus 2%, payable upon demand.

          SECTION .15. Taxes. (a) Any and all payments by the Borrowers hereunder or under the Contract Notes shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the applicable Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

          (c) The applicable Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of such Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders in question or the Agent (as the case may be) will, following notice from, and at the expense of, such Borrower, take such actions as such Borrower may reasonably request to preserve such Borrower's rights to contest such Taxes or Other Taxes, and, promptly following receipt of any refund of amounts with respect to Taxes or Other Taxes for which such Lenders or the Agent were previously indemnified under this Section 2.15, pay to such Borrower such refunded amounts (including any interest paid by the relevant taxing authority with respect to such amounts).

           (d) Prior to the date of the initial Borrowing in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested by Entergy or the Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Agent and Entergy with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Agent and Entergy in writing to that effect. Unless Entergy and the Agent have received forms or in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance of this Agreement and the Notes, including, in the case of ETHC, a copy of the ETC Order applicable to ETHC;

                (i) Copies of the consolidated balance sheets of Entergy and its subsidiaries as of December 31, 1995, and the related consolidated statements of income, retained earnings and cash flows of Entergy and its subsidiaries for the fiscal year then ended, and copies of the consolidated financial statements of Entergy and its subsidiaries and ETHC and its subsidiaries, respectively, as of June 30, 1996, in each case certified by a duly authorized officer of Entergy or ETHC, as applicable, as having been prepared in accordance with generally accepted accounting principles consistently applied;

                (ii) A favorable opinion of counsel for each Borrower, acceptable to the Agent, substantially in the form of Exhibit D-1 hereto and as to such other matters as any Lender through the Agent may reasonably request;

                (iii)   A favorable opinion of Winthrop, Stimson,
     Putnam & Roberts, counsel for the Agent, substantially in the form of Exhibit E hereto; and

                (iv) If requested by any Lender, a duly executed and delivered Form U-1, in the form prescribed by Regulation
     U  issued  by the Board of Governors of the Federal  Reserve
     System.

           (e) The Agent shall have received the fees payable at such time pursuant to the Fee Letter.

           SECTION .16. Conditions Precedent to Each Contract Borrowing. The obligation of each Lender to make a Contract Advance on the occasion of each Contract Borrowing (including the initial Contract Borrowing) shall be subject to the further conditions precedent that on the date of such Contract Borrowing:

                (i) The following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing or Notice of Conversion and the acceptance by the applicable Borrower of any proceeds of a Contract Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Contract Borrowing or Conversion, as applicable, such statements are true):

                          (A)  The representations and warranties
          contained in Section 4.01 (excluding those contained in subsections (e) and (f) thereof if such Contract Borrowing does not increase the aggregate outstanding principal amount of Contract Advances over the aggregate outstanding principal amount of all Contract Advances immediately prior to the making of such
          Contract Borrowing) are correct on and as of the date of such Contract Borrowing, before and after giving effect to such Contract Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                          (B)   No  event  has  occurred  and  is
          continuing, or would result from such Contract Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default or a Prepayment Event with notice or lapse of time or both;

                (ii) In the case of each Contract Advance to Entergy (other than a Contract Advance all of the proceeds of which are being used to repay all or any portion of an Auction Borrowing of Entergy), the Agent shall have received a copy, certified in a manner satisfactory to the Agent, of the ETC Order applicable to the Person being acquired with the proceeds of such Contract Advance and the other Advances being made at such time; and

                (iii) The Agent shall have received (A) in the case of each Contract Advance to Entergy (other than a Contract Advance all of the proceeds of which are being used to repay all or any portion of an Auction Borrowing of Entergy), a favorable opinion of counsel for Entergy, acceptable to the Agent, substantially in the form of Exhibit D-2 hereto and as to such other matters as any Lender through the Agent may reasonably request, and (B) such other approvals, opinions or documents with respect to the truth of the statements set forth in clauses (i)(A) and
     (i)(B) above as any Lender through the Agent may reasonably request.

           SECTION .17. Conditions Precedent to Each Auction Borrowing. The obligation of each Lender that is to make an Auction Advance as part of any Auction Borrowing (including the initial Auction Borrowing) to make such Auction Advance is subject to the conditions precedent that on the date of such Auction Borrowing:

                (i)   The  Agent shall have received the  written
     confirmatory  Notice  of  Auction  Borrowing  with   respect
     thereto;

                (ii) The Agent shall have received an Auction Note, duly executed by the applicable Borrower, payable to the order of such Lender for each of the Auction Advances to be made by such Lender as part of such Auction Borrowing, in a principal amount equal to the principal amount of the Auction Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Auction Advance in accordance with Section 2.03;

               (iii) The following statements shall be true (and the giving of the applicable Notice of Auction Borrowing and the acceptance by the applicable Borrower of the proceeds of such Auction Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Auction Borrowing such statements are true):

                          (A)  The representations and warranties
          contained in Section 4.01 are correct on and as of the date of such Auction Borrowing, before and after giving effect to such Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                          (B)   No  event  has  occurred  and  is
          continuing, or would result from such Auction Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or that would constitute an Event of Default or a Prepayment Event with notice or lapse of time or both;

                (iv) In the case of each Auction Advance to Entergy (other than an Auction Advance all of the proceeds of which are being used to repay all or any portion of a Contract Borrowing of Entergy or an Auction Borrowing of Entergy), the Agent shall have received a copy, certified in a manner satisfactory to the Agent, of the ETC Order applicable to the Person being acquired with the proceeds of such Auction Advance and the other Advances being made at such time; and

               (v) The Agent shall have received (A) in the case of each Auction Advance to Entergy (other than an Auction Borrowing of Entergy all of the proceeds of which are being used to repay all or any portion of a Contract Borrowing of Entergy or an Auction Borrowing of Entergy), a favorable opinion of counsel for Entergy, acceptable to the Agent, substantially in the form of Exhibit D-2 hereto and as to such other matters as any Lender through the Agent may reasonably request, and (B) such other approvals, opinions or documents with respect to the truth of the statements set forth in clauses (iii)(A) and (B) above as any Lender through the Agent may reasonably request.


                           ARTICLE I.

                 REPRESENTATIONS AND WARRANTIES

            SECTION  I.1.   Representations  and  Warranties   of
Entergy.  Entergy represents and warrants as follows:

           (a) Each of the Borrowers is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect its condition (financial or otherwise), operations, business, properties, or prospects.

          (b) The execution, delivery and performance by each of the Borrowers of this Agreement and the Notes are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower's charter or bylaws, (ii) law applicable to such Borrower or its properties or (iii) any contractual or legal restriction binding on or affecting such Borrower or its properties.

           (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each of the Borrowers of this Agreement or the Notes except such notice as may be required to be filed with the SEC pursuant to Section 34(f) of PUHCA.

           (d) The obligations of each Borrower under this Agreement are, and the applicable Notes when delivered hereunder will be, legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, subject, however, to applicable bankruptcy, reorganization, rearrangement, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

           (e) The consolidated financial statements of Entergy and its subsidiaries as of December 31, 1995 and for the year ended on such date, as set forth in Entergy's Annual Report on Form 10-K for the fiscal year ended on such date, as filed with the SEC, accompanied by an opinion of Coopers & Lybrand, and the consolidated financial statements of Entergy and its subsidiaries as of June 30, 1996, and for the three-month period ended on such date set forth in Entergy's Quarterly Report on Form 10-Q for the fiscal quarter ended on such date, as filed with the SEC, and the consolidated financial statements of ETHC and its subsidiaries as of June 30, 1996 and for the three-month period ended on such date, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such statements dated June 30, 1996, to year-end adjustments) the consolidated financial condition of, respectively, Entergy and its subsidiaries and ETHC and its subsidiaries as at such dates and the consolidated results of the operations of, respectively, Entergy and its subsidiaries and ETHC and its subsidiaries for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied. Except as disclosed in Entergy's Quarterly Report on Form 10-Q for the fiscal period ended June 30, 1996, since December 31, 1995, there has been no material adverse change in the financial condition or operations of Entergy.

           (f) Except as disclosed in Entergy's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and Entergy's Quarterly Report on Form 10-Q for the period ended June 30, 1996, there is no pending or threatened action or proceeding affecting Entergy or any of its subsidiaries before any court, governmental agency or arbitrator that, if determined adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), operations, business, properties or prospects of either Borrower or on its ability to perform its obligations under this Agreement or any Note, or that purports to affect the legality, validity, binding effect or enforceability of this Agreement or any Note. There has been no change in any matter disclosed in such filings that could reasonably be expected to result in such a material adverse effect.

           (g) No event has occurred and is continuing that constitutes a Prepayment Event or an Event of Default or that would constitute an Event of Default or a Prepayment Event but for the requirement that notice be given or time elapse or both.

           (h) Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and not more than 25%
of the value of the assets of either Borrower and its subsidiaries subject to the restrictions of Section 5.02(a), (b) or (c) is, on the date hereof, represented by margin stock
(within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

           (i) Neither Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended. As of the date hereof, Entergy is a "holding company" as that term is defined in, and is registered under, PUHCA.

           (j) No ERISA Termination Event has occurred, or is reasonably expected to occur, with respect to any ERISA Plan that may materially and adversely affect the condition (financial or otherwise), operations, business, properties or prospects of Entergy and its subsidiaries, taken as a whole.

           (k) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) with respect to each ERISA Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such ERISA Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

           (l) Entergy has not incurred, and does not reasonably expect to incur, any withdrawal liability under ERISA to any Multiemployer Plan.

           (m) ETHC, and each Person, if any, acquired with the proceeds of Borrowings by Entergy, is (i) an "exempt telecommunications company" within the meaning of section 34(a)(1) of PUHCA and has obtained an ETC Order to such effect, which ETC Order is in full force and effect, and (ii) engaged exclusively in the businesses contemplated by section 34(a)(1) of PUHCA. Entergy is in compliance with section 34 of PUHCA.

           (n) As of the date of any Borrowing, the total principal amount of all Debt (after giving effect to such Borrowing) of Entergy and its subsidiaries, determined on a consolidated basis and without duplication of liability therefor, on such date does not exceed 65% of Capitalization determined as of the last day of the most recently ended month; provided, however, that for purposes of this Section 4.01(n), "Debt" and "Capitalization" shall not include (i) Junior Subordinated Debentures and (ii) any Debt of any subsidiary of Entergy that is Non-Recourse Debt.

                           ARTICLE II

                   COVENANTS OF THE BORROWERS

           SECTION II.1. Affirmative Covenants. So long as any Note or any amount payable by either Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, each of the Borrowers will, unless the Majority Lenders shall otherwise consent in writing:

           (a)   Keep Books; Corporate Existence; Maintenance  of
Properties; Compliance with Laws; Insurance; Taxes.

                (i) keep proper books of record and account, all in accordance with generally accepted accounting principles;

                (ii) except as otherwise permitted by Section 5.02(b), preserve and keep in full force and effect its existence and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business;

                 (iii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and, from time to time, make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and not necessary to carry on its business;

                (iv) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, payment before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or its property except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws;

                (v) maintain insurance with responsible and reputable insurance companies or associations or through its own program of self-insurance in such amounts and covering such risks, and subject to such retentions or deductibles, as is usually carried by companies engaged in similar businesses and owning similar properties, and furnish to the Agent, within a reasonable time after written request therefor, such information as to the insurance carried as any Lender, through the Agent, may reasonably request; and

                (vi) pay and discharge its obligations and liabilities in the ordinary course of business, except to the extent that such obligations and liabilities are being contested in good faith by appropriate proceedings.

           (b) Use of Proceeds. Use the proceeds of the Borrowings only, in the case of Borrowings by Entergy, to finance the acquisition of one or more Persons that are "exempt telecommunications companies" within the meaning of section 34(a)(1) of PUHCA (except that Entergy may use the proceeds of Contract Borrowings to repay its Auction Borrowings and use the proceeds of Auction Borrowings to repay its Contract Borrowings or its Auction Borrowings) and, in the case of Borrowings by ETHC, for general corporate purposes consistent with such ETHC's status as such an "exempt telecommunications company".

          (c) ETC Status. Take all actions (including obtaining any required determinations, consents and approvals) required to maintain at all times the status of each of ETHC and its respective subsidiaries as, and, in the case of ETHC, engage, and cause each of its subsidiaries to engage, only in the businesses permitted to be engaged in by, an "exempt telecommunications company" within the meaning of section 34(a)(1) of PUHCA.

          (d)  Reporting Requirements.  Furnish to the Lenders:

                (i) as soon as available and in any event within 60 days after the end of each of, in the case of Entergy, the first three quarters of each fiscal year of Entergy and, in the case of ETHC, the four quarters of each fiscal year of ETHC, (A) consolidated balance sheets of, respectively, Entergy and its subsidiaries and ETHC and its subsidiaries as of the end of such quarter and (B) consolidated statements of income and retained earnings of, respectively, Entergy and its subsidiaries and ETHC and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by the duly authorized officer of Entergy as having been prepared in accordance with generally accepted accounting principles, consistently applied;

               (ii) as soon as available and in any event within 120 days after the end of each fiscal year of Entergy, a copy of the annual report for such year for Entergy and its subsidiaries, containing consolidated financial statements for such year certified by Coopers & Lybrand (or such other nationally recognized public accounting firm as the Agent may approve), and certified by a duly authorized officer of Entergy as having been prepared in accordance with generally accepted accounting principles, consistently applied;

                (iii) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Entergy and within 120 days after the end of the fiscal year of Entergy, a certificate of the duly authorized officer of Entergy, stating that no Prepayment Event or Event of Default has occurred and is continuing or, if a Prepayment Event or Event of Default has occurred and is continuing, a statement setting forth details of such Prepayment Event or Event of Default, as the case may be, and the action that Entergy has taken and proposes to take with respect thereto;

                (iv) as soon as possible and in any event within five days after either Borrower has knowledge of the occurrence of each Prepayment Event, Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the duly authorized officer of such Borrower setting forth details of such Prepayment Event, Event of Default or event, as the case may be, and the actions that either or both of the Borrowers have taken and propose to take with respect thereto;

                (v)   as soon as possible and in any event within
     five days after the commencement of any litigation against, or any arbitration, administrative, governmental or regulatory proceeding involving, Entergy or any of its subsidiaries, that, if adversely determined, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, business, properties or prospects of either Borrower, notice of such litigation, arbitration or proceeding describing in reasonable detail the facts and circumstances concerning such litigation, arbitration or proceeding and Entergy's or such subsidiary's proposed actions in connection therewith;

                 (vi) promptly after the sending or filing thereof, copies of all reports that Entergy sends to its securities holders, and copies of all reports and registration statements that Entergy files with the SEC or any national securities exchange pursuant to the Securities Act of 1933 or the Exchange Act, of all certificates (if any) pursuant to Rule 24 that either Borrower files with the SEC pursuant to PUHCA having relevancy to this Agreement, and of all applications and other filings made to or with the FCC or the SEC pursuant to Section 34 of PUHCA or otherwise having relevancy to this Agreement;

                (vii) as soon as possible and in any event (A) within 30 days after Entergy knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any ERISA Plan has occurred and (B) within 10 days after Entergy knows or has reason to know that any other ERISA Termination Event with respect to any ERISA Plan has occurred, a statement of the chief financial officer of Entergy describing such ERISA Termination Event and the action, if any, that Entergy proposes to take with respect thereto;

                (viii)   promptly  and in any  event  within  two
     Business Days after receipt thereof by Entergy from the PBGC, copies of each notice received by Entergy in respect of the PBGC's intention to terminate any ERISA Plan or to have a trustee appointed to administer any ERISA Plan;

                (ix) promptly, if requested by the Agent, copies of the then current Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each ERISA Plan;

                (x) promptly and in any event within five Business Days after receipt thereof by Entergy from a Multiemployer Plan sponsor, a copy of each notice received by Entergy concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA;

                (xi)   promptly  and  in any  event  within  five
     Business  Days after Moody's or S&P has changed  any  Senior
     Debt Rating of any Significant Subsidiary, notice of such change; and

                (xii) such other information respecting the condition or operations, financial or otherwise, of any Borrower, any Significant Subsidiary or any subsidiary of ETHC as any Lender through the Agent may from time to time reasonably request.

          SECTION II.2. Negative Covenants. So long as any Note or any amount payable by either Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, Entergy will not, without the written consent of the Majority Lenders:

           (a) Liens, Etc. Create or suffer to exist any Lien upon or with respect to any of its properties (including, without limitation, any shares of any class of equity security of any of Entergy's Significant Subsidiaries or of New Orleans) or ETHC's properties, in each case to secure or provide for the payment of Debt, other than: (i) Liens in existence on the date of this Agreement; (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due, or which are being contested in good faith in appropriate proceedings diligently conducted and for which the applicable Borrower has provided adequate reserves for the payment thereof in accordance with generally accepted accounting principles; (iii) pledges or deposits in the ordinary course of business to secure obligations under worker's compensation laws or similar legislation; (iv) other pledges or deposits in the ordinary course of business (other than for borrowed monies) that, in the aggregate, are not material to the applicable Borrower; (v) purchase money mortgages or other liens or purchase money security interests upon or in any property acquired or held by Entergy or ETHC in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (vi) Liens imposed by law such as materialmen's, mechanics', carriers', workers' and repairmen's Liens and other similar Liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted; (vii) attachment, judgment or other similar Liens arising in connection with court proceedings, provided that such Liens, in the aggregate for both Borrowers, shall not exceed $50,000,000 at any one time outstanding, (viii) other Liens not otherwise referred to in the foregoing clauses (i) through (vii) above, provided that such Liens, in the aggregate for both Borrowers, shall not exceed $100,000,000 at any one time and no such Lien on any of the properties or assets of ETHC shall secure or provide for the payment of Debt of ETHC or Entergy and (ix) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any Lien permitted pursuant to the foregoing clauses (i) through (viii) above, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or Debt that secured the Lien so extended, renewed or replaced (and any improvements on such property); provided, further, that no Lien permitted under the foregoing clauses (i) through (ix) shall be placed upon any shares of any class of equity security of any Significant Subsidiary or of New Orleans unless the obligations of the Borrowers to the Lenders hereunder are simultaneously and ratably secured by such Lien pursuant to documentation satisfactory to the Lenders.

           (b) Mergers, Etc. Merge with or into or consolidate with or into any other Person, or permit ETHC to do so, except that either Borrower may merge with any other Person, provided that, immediately after giving effect to any such merger, (i) such Borrower is the surviving corporation or (A) the surviving corporation shall be organized under the laws of one of the states of the United States of America and shall assume such Borrower's obligations hereunder in a manner acceptable to the Majority Lenders, and (B) after giving effect to such merger, the Senior Debt Ratings of the two Significant Subsidiaries (other than SERI) having the highest Senior Debt Ratings shall be at least BBB- and Baa3, (ii) no event shall have occurred and be continuing that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and
(iii) such Borrower shall not be liable with respect to any Debt or allow its property to be subject to any Lien that would not be permissible with respect to it or its property under this Agreement on the date of such transaction.

           (c) Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) any shares of voting common stock (or of stock or other instruments convertible into voting common stock) of any Significant Subsidiary or of New Orleans, or permit any Significant Subsidiary or New Orleans to issue, sell or otherwise dispose of any of its shares of voting common stock (or of stock or other instruments convertible into voting common stock), except to Entergy or a Significant Subsidiary.

           (d) Limitation on Debt. Permit the total principal amount of all Debt of Entergy and its subsidiaries, determined on a consolidated basis and without duplication of liability therefor, at any time to exceed 65% of Capitalization determined as of the last day of the most recently ended fiscal quarter of Entergy; provided, however, that for purposes of this Section 5.02(d), "Debt" and "Capitalization" shall not include (i) Junior Subordinated Debentures and (ii) any Debt of any subsidiary of Entergy that is Non-Recourse Debt.
ARTICLE III.

                 EVENTS OF DEFAULT AND REMEDIES

           SECTION  III.1.   Events  of  Default.   Each  of  the
following   events  shall  constitute  an  "Event   of   Default"
hereunder:

           (a) Either of the Borrowers shall fail to pay any principal of any Advance when the same becomes due and payable, or shall fail to pay interest thereon or any other amount payable under this Agreement or any of the Notes within three Business Days after the same becomes due and payable; or

           (b)   Any  representation or warranty made  by  either
Borrower or any of its officers herein or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

           (c) Either of the Borrowers shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(b) or (c) or in Section 5.02 or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to such Borrower by the Agent or any Lender; or

           (d) Either of the Borrowers shall fail to pay any principal of or premium or interest on any Debt of such Borrower that is outstanding in a principal amount, together with the principal amount of all other Debt with respect to which such a failure by either Borrower shall have occurred and be continuing, in excess of $50,000,000 in the aggregate (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

           (e) Any of the Borrowers, any Significant Subsidiary or New Orleans shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any of the Borrowers, any Significant Subsidiary or New Orleans seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any of the Borrowers, any Significant Subsidiary or New Orleans shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

           (f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against any of the Borrowers and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (g) (i) An ERISA Plan of Entergy or any ERISA Affiliate of Entergy shall fail to maintain the minimum funding standards required by Section 412 of the Internal Revenue Code of 1986 for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Internal Revenue Code of 1986, or (ii) an ERISA Plan of Entergy or any ERISA Affiliate of Entergy is, shall have been or will be terminated or the subject of termination proceedings under ERISA, or (iii) Entergy or any ERISA Affiliate of Entergy has incurred or will incur a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or an ERISA Plan, or (iv) any ERISA Termination Event with respect to an ERISA Plan of Entergy or any ERISA Affiliate of Entergy shall have occurred, and in the case of any event described in clauses (i) through (iv), (A) such event (if correctable) shall not have been corrected and (B) the then present value of such ERISA Plan's vested benefits exceeds the then current value of assets accumulated in such ERISA Plan by more than the amount of $25,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

           (h)  Entergy shall at any time fail to own and control
100% of the outstanding capital stock of, and other equity interests in, ETHC.

           SECTION III.2. Remedies. If any Prepayment Event or Event of Default shall occur and be continuing, then, and in any such event, the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, do either or both of the following: (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any of the Borrowers, any Significant Subsidiary or New Orleans under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.


                          ARTICLE IV.

                           THE AGENT

           SECTION IV.1. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by either of the Borrowers pursuant to the terms of this Agreement.

           SECTION IV.2. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and any assignee pursuant to Section 9.07; (ii) may consult with legal counsel (including counsel for either of the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;
(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of either of the Borrowers or to inspect the property (including the books and records) of either of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION IV.3. BNY and Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, BNY shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include BNY in its individual capacity. BNY and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, either of the Borrowers, any of their respective subsidiaries and any Person who may do business with or own securities of either of the Borrowers or any such subsidiary, all as if BNY were not the Agent and without any duty to account therefor to the Lenders.

           SECTION IV.4. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

           SECTION IV.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Contract Notes then held by each of them (or if no Contract Notes are at the time outstanding or if any Contract Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by either of the Borrowers but for which the Agent is not reimbursed by the Borrowers.

           SECTION IV.6. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and Entergy and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, which, for so long as no Prepayment Event or Event of Default has occurred and is continuing, shall be a Lender and shall be approved by Entergy (with such approval not to be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Majority Lenders and approved by Entergy, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any other country that is a member of the OECD having a combined capital and surplus of at least
$50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding the foregoing, if no Prepayment Event or Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute a Prepayment Event or Event of Default, shall have occurred and be continuing, then no successor Agent shall be appointed under this Section
7.06 without the prior written consent of Entergy, which consent shall not be unreasonably withheld or delayed.


                           ARTICLE V.

                            GUARANTY

            SECTION V.1. The Guarantor irrevocably and unconditionally guarantees to the Creditors the full and prompt payment, no later than the third Business Day after the giving of notice by the Agent to the Guarantor of an Event of Default, of all amounts payable (whether at the stated maturity, by acceleration or otherwise) hereunder by ETHC (all such amounts being herein collectively called the "Guaranteed Obligations"). The Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against the Guarantor without proceeding against ETHC, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by the Guarantor hereunder shall be made as provided herein.

           SECTION V.2. (a) The liability of the Guarantor hereunder is exclusive and independent of any security (if any) for or other guaranty (if any) of the Guaranteed Obligations, and the liability of the Guarantor hereunder shall not be affected or impaired by (i) any direction as to application of payment by ETHC or by any other party, (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (iii) any payment on or in reduction of any such other guaranty or undertaking, or (iv) any payment made to any Creditor on the Guaranteed Obligations which any Creditor repays to ETHC pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding with respect to ETHC, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

           (b) If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Guarantor), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any instrument evidencing any liability of the Company, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            SECTION   V.3.   The  obligations  of  the  Guarantor
hereunder are independent of the obligations of any other guarantor or ETHC, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not an action is brought against any other guarantor or ETHC and whether or not any other guarantor or ETHC be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by ETHC or other circumstance which operates to toll any statute of limitations as to ETHC shall operate to toll the statute of limitations as to the Guarantor.

          SECTION V.4. Except as otherwise provided in the first sentence of Section 8.01, the Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance hereof and notice of any liability to which this guaranty may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Agent or any other Creditor against, and any other notice to, any party liable thereon.

           SECTION V.5. Any Creditor may at any time and from time to time without the consent of, or notice to, the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

           (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

           (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

           (c) exercise or refrain from exercising any rights against the ETHC and the Guarantor or others or otherwise act or refrain from acting;

           (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of ETHC to creditors of ETHC;

           (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of ETHC to the Creditors regardless of what liabilities of ETHC remain unpaid;

           (f) consent to, or waive any breach of, any act, omission or default under this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

           (g) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against ETHC.

            SECTION V.6. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of the obligations of ETHC under this Agreement or of any security therefor shall affect, impair or be a defense to this guaranty, and this guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

          SECTION V.7. This guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Guarantor or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

           SECTION V.8. (a) The Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Creditors to: (i) proceed against ETHC, any other guarantor or any other party; (ii) proceed against or exhaust any security held from ETHC, any other guarantor or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. The Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of ETHC, any other guarantor or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of ETHC other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Guarantor or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. The Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against ETHC or any other party or any security; and

          (b) Except as otherwise provided in the first sentence of Section 8.01, the Guarantor waives (to the fullest extent permitted by applicable law) all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of ETHC's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.


                          ARTICLE VI.

                         MISCELLANEOUS

          SECTION VI.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Contract Notes, nor consent to any departure by either of the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of any such amendment, the applicable Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is a Borrower or an Affiliate of a Borrower), do any of the following:
(a) waive any of the conditions specified in Section 3.01, 3.02 or 3.03, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Contract Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Contract Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Contract Notes, or the percentage or number of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (f) release the Guarantor from any of its obligations under Article VIII hereof or (g) amend this Section 9.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

           SECTION VI.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to either of the Borrowers, c/o Entergy at its address at 639 Loyola Avenue, New Orleans, LA 70113, Attention:
Treasurer, telecopy no. 504-576-4455; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at One Wall Street, New York, New York 10286, Attention: Dennis M. Pidherny, telecopy no. 212-635-7923 with a copy to it at such address,
Attention: Agency Function Administration, telecopy no. 212-635-6365; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent. Except as otherwise provided in
Section 5.01(d), notices and other communications given by either of the Borrowers to the Agent shall be deemed given to the Lenders.

           SECTION VI.3. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION  VI.4.   Costs and Expenses;  Indemnification.
(a) Entergy agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, execution, delivery, syndication, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. Any invoices to Entergy with respect to the aforementioned expenses shall describe such costs and expenses in reasonable detail. Entergy further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of, and the protection of the rights of the Lenders under, this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

           (b) If any payment of principal of, or Conversion of, any Adjusted CD Rate Advance or Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Contract Advance, as a result of a payment or Conversion pursuant to Section 2.09(d), 2.10 or 2.13, acceleration of the maturity of the Notes pursuant to Section 6.02, assignment to another Lender upon demand of Entergy pursuant to Section 9.07(h) or (i) or for any other reason, the applicable Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits upon such Lender's representation to such Borrower that it has made reasonable efforts to mitigate such loss), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Contract Advance. Any Lender making a demand pursuant to this Section 9.04(b) shall provide the applicable Borrower with a written certification of the amounts required to be paid to such Lender, showing in reasonable detail the basis for the Lender's determination of such amounts.

           (c) Entergy hereby agrees to indemnify and hold each Lender, the Agent and their respective Affiliates and their respective officers, directors, employees and professional advisors (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorneys' fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any person or entity by reason of or in connection with the execution, delivery or performance of this Agreement, the Notes or any transaction contemplated thereby, or the use by either of the Borrowers or any of their respective subsidiaries of the proceeds of any Advance, except that no Indemnified Person shall be entitled to any indemnification hereunder to the extent that such claims, damages, losses, liabilities, costs or expenses are finally determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. Entergy's obligations under this Section 9.04(c) shall survive the repayment of all amounts owing to the Lenders and the Agent under this Agreement and the Notes and the termination of the Commitments. If and to the extent that the obligations of Entergy under this Section 9.04(c) are unenforceable for any reason, Entergy agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

            SECTION VI.5. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default or Prepayment Event and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either of the Borrowers against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

           SECTION VI.6. Binding Effect. This Agreement shall become effective upon execution thereof by Entergy and the Agent and upon the receipt by the Agent of notification from each Bank that such Bank has executed this Agreement; and thereafter the Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and assigns, except that neither of the Borrowers shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

           SECTION VI.7. Assignments and Participations. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its
Commitment, the Contract Advances owing to it and the Contract Note or Notes held by it); provided, however, that (i) Entergy and the Agent shall have consented to such assignment (such consent not to be unreasonably withheld or delayed) by signing the Assignment and Acceptance referred to in clause (iv) below;
(ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Auction Advances or Auction Notes);
(iii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 (or shall be the total amount of the assigning Lender's Commitment); and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance, together with any Contract Note or Notes subject to such assignment and a processing and recordation fee of $2,500 (plus an amount equal to out-of-pocket legal expenses of the Agent, estimated by the Agent and advised to such parties). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary contained in this Agreement, any Lender at any time may assign all or any portion of its rights and obligations under this Agreement to any Affiliate of such Lender.

           (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with the terms of this Agreement all of the obligations which by the terms hereof are required to be performed by it as a Lender.

           (c) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the
Commitment of, and principal amount of the Contract Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

           (d) Upon receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Contract Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the applicable Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Contract Note or Notes a new Contract Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Contract Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Contract Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Contract Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

           (e) Each Lender may assign to one or more banks or other entities any Auction Note or Notes held by it, without the consent of either of the Borrowers.

          (f) Each Lender may sell participations to one or more banks, financial institutions or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, and (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

           (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the
Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender.

           (h) If any Lender shall fail to consent to the extension of the Termination Date within 30 days of receipt by such Lender of notice of any request pursuant to Section 2.17, then upon termination of such 30-day period, Entergy may demand that such Lender assign in accordance with this Section 9.07 to one or more assignees designated by Entergy and acceptable to the Majority Lenders (provided that, for purposes of this determination by the Majority Lenders, the non-consenting Lender shall not be included in the Lenders holding Contract Advances or having Commitments) all (but not less than all) of such Lender's Commitment and the Contract Advances owing to it within the next 15 days. If any such assignee designated by Entergy shall fail to consummate such assignment on terms acceptable to such Lender, or if Entergy shall fail to designate any such assignee for all of such Lender's Commitment or Advances, then such Lender may assign such Commitment and Advances to any other assignee acceptable to the Majority Lenders (provided that, for purposes of this determination by the Majority Lenders, the non-consenting Lender shall not be included in the Lenders holding Contract Advances or having Commitments) in accordance with this Section 9.07 during such 15-day period; it being understood for purposes of this
Section 9.07(h) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an assignee designated by Entergy, if such assignee (i) shall agree to such assignment in substantially the form of Exhibit C hereto and (ii) shall offer compensation to such Lender in an amount equal to the sum of the principal amount of all Contract Advances outstanding to such Lender plus all interest accrued thereon to the date of such payment plus all other amounts payable by the Borrowers to such Lender hereunder (whether or not then due) as of the date of such payment accrued in favor of such Lender hereunder.

           (i) If any Lender shall make any demand for payment under Section 2.12 or 2.15, or if any Lender shall be the subject of any notification or assertion of illegality under Section 2.13, then within 30 days after any such demand (if, but only if, such demanded payment has been made by the applicable Borrower) or notification or assertion, Entergy may, with the approval of the Agent (which approval shall not be unreasonably withheld) and provided that no Prepayment Event, Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and then be continuing, demand that such Lender assign in accordance with this Section 9.07 to one or more assignees designated by Entergy and acceptable to the Agent all (but not less than all) of such Lender's Commitment and the Contract Advances owing to it within the period ending on the later to occur of such 30th day and the last day of the longest of the then current Interest Periods for such Advances. If any such assignee designated by Entergy and approved by the Agent shall fail to consummate such assignment on terms acceptable to such Lender, or if Entergy shall fail to designate any such assignees acceptable to the Agent for all or part of such Lender's Commitment or Advances, then such demand by Entergy shall become ineffective; it being understood for purposes of this subsection (i) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by Entergy, if such Eligible Assignee (A) shall agree to such assignment by entering into an Assignment and Acceptance with such Lender and (B) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrowers to such Lender hereunder and under the Notes made by the Borrowers to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the applicable Borrower as a condition to Entergy's right to demand such assignment), or otherwise. In addition, in the event that Entergy shall be entitled to demand the replacement of any Lender pursuant to this subsection (i), Entergy may, in the case of any such Lender, with the approval of the Agent (which approval shall not be unreasonably withheld) and provided that no Prepayment Event, Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, shall have occurred and then be continuing, terminate all (but not less than all) such Lender's Commitment and prepay (or cause the applicable Borrower to prepay) all (but not less than all) such Lender's Advances not so assigned, together with all interest accrued thereon to the date of such prepayment and all fees, costs and expenses and other amounts then owing by the Borrowers to such Lender hereunder and under the Note made by the applicable Borrower to such Lender, at any time from and after such later occurring day in accordance with Sections 2.05 and
2.11 hereof (but without the requirement stated therein for ratable treatment of the other Lenders), if and only if, after giving effect to such termination and prepayment, the sum of the aggregate principal amount of the Advances of all Lenders then outstanding does not exceed the then remaining Commitments of the Lenders. Notwithstanding anything set forth above in this subsection (i) to the contrary, Entergy shall not be entitled to compel the assignment by any Lender demanding payment under
Section 2.12(a) of its Commitment and Advances or terminate and prepay the Commitment and Advances of such Lender if, prior to or promptly following any such demand by Entergy, such Lender shall have changed or shall change, as the case may be, its Applicable Lending Office for its Eurodollar Rate Advances so as to
eliminate the further incurrence of such increased cost. In furtherance of the foregoing, any such Lender demanding payment or giving notice as provided above agrees to use reasonable efforts to so change its Applicable Lending Office, if to do so would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons.

           (j) Anything in this Section 9.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

           SECTION VI.8.  Governing Law.  THIS AGREEMENT AND  THE
NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK.

           SECTION VI.9. Consent to Jurisdiction; Waiver of Jury Trial. (a) To the fullest extent permitted by law, each of the Borrowers hereby irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this agreement or any other Loan Document, and (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each of the Borrowers hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Borrowers also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to such Borrower at its address specified in Section
9.02. Each of the Borrowers agrees, to the fullest extent permitted by law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

           (b) EACH OF THE BORROWERS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

   SECTION .10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  ENTERGY CORPORATION


                                  By_________________________________
                                    Name:
                                    Title:


                                  ENTERGY TECHNOLOGY HOLDING
                                    COMPANY


                                  By__________________________________
                                    Name:
                                    Title:


                                  THE BANK OF NEW YORK, as Agent


                                  By__________________________________
                                    Name:
                                    Title:


Commitment                        BANKS


$100,000,000                      THE BANK OF NEW YORK


                                  By___________________________
                                    Name:
                                    Title:

                           SCHEDULE I

               LIST OF APPLICABLE LENDING OFFICES


               Domestic                   Eurodollar
Name of Bank   Lending Office             Lending Office              CD Lending Office
The Bank of    One Wall Street            One Wall Street             One Wall Street
New York       New York, New York 10286   New York, New York 10286    New York, New York 10286
               Attn: Dennis M. Pidherny/  Attn: Dennis M. Pidherny/   Attn: Dennis M. Pidherny/
                 Jo-Ann Evans             Jo-Ann Evans                  Jo-Ann Evans
               Telephone: 212-635-7547    Telephone: 212-635-7547     Telephone: 212-635-7547
               Fax: 212-635-7923          Fax: 212-635-7923           Fax: 212-635-7923



                        SCHEDULE 2.05(b)

                    FORM OF INCREASE NOTICE



The Bank of New York, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
One Wall Street
New York, New York  10286


                                    [Date]


Ladies and Gentlemen:

     The undersigned, ENTERGY CORPORATION, refers to the Credit Agreement, dated as of ______, 1996 (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among the undersigned, Entergy Technology Holding Company, certain Lenders parties thereto and The Bank of New York, as Agent for said Lenders, and hereby gives you notice pursuant to Section 2.05(b) of the Credit Agreement that the undersigned hereby requests that the aggregate amount of the Commitments be increased, and in that connection sets forth below the information relating to such increase of the aggregate amount of the Commitments (the "Requested Increase") as required by Section 2.05(b) of the Credit Agreement:

         (i) The Business Day of the effectiveness of the Requested Increase is ______, 19___ (the "Increase
         Date").

         (ii) The aggregate amount of the Requested Increase is $________________.

         (iii)The  aggregate  amount  of  the  Commitments  after
         giving   effect  to  the  Requested  Increase  will   be
         $________________.

         [(iv)Each of the following financial institutions is proposed to become a Lender on the Increase Date with a Commitment in the amount set forth opposite its name:

               [set forth information]]

         [(iv)Each   of   the  following  existing   Lenders   is
         requested  to  increase its Commitment on  the  Increase
         Date to the amount set forth opposite its name:

               [set forth information]]

      The   undersigned  hereby  certifies  that  the   following
statements are true on the date hereof, and will be true on the Increase Date:

          (A)   the  representations and warranties contained  in
Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Requested Increase, as though made on and as of such date; and

          (B) no event has occurred and is continuing, or would result from such Requested Increase, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                             Very truly yours,

                             ENTERGY CORPORATION


                             By_________________________________
                                 Name:
                                 Title:

                          EXHIBIT A-1

                     FORM OF CONTRACT NOTE

U.S. $ _______________                 Dated: ____________, 19___


     FOR VALUE RECEIVED, the undersigned, [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY HOLDING COMPANY], a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
____________________ (the "Lender") for the account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Credit Agreement referred to below) the principal sum of U.S. $___________ or, if less, the aggregate principal amount of the Contract Advances made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Termination Date, payable on the Termination Date.

    The Borrower promises to pay interest on the unpaid principal amount of each Contract Advance from the date of such Contract Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to The Bank of New York, as Agent, at One Wall Street, New York, New York 10286, in same day funds. Each Contract Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, may be recorded by the Lender and endorsed on the grid attached hereto which is part of this Promissory Note.

    This Promissory Note is one of the Contract Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of __________, 1996 (the "Credit Agreement"), among the Borrower, [Entergy Corporation] [Entergy Technology Holding Company], the Lender and certain other banks parties thereto, and The Bank of New York, as Agent for the Lender and such other banks. The Credit Agreement, among other things, (i) provides for the making of Contract Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Contract Advance being evidenced by this Promissory Note, and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

     THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED  IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                             [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY
                             HOLDING COMPANY]

                             By_______________________________
                                 Name:
                                 Title:

ADVANCES, MATURITIES AND PAYMENTS OF PRINCIPAL

 Date    Amount of   Interest Period   Principal  Amount of   Notation
          Advance      (if any) of      Paid or    Unpaid     Made By
                         Advance        Prepaid   Principal
                                                   Balance

                          EXHIBIT A-2

                      FORM OF AUCTION NOTE

U.S. $ _______________                  Dated: __________ , 19___

    FOR VALUE RECEIVED, the undersigned, [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY HOLDING COMPANY], a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _______________(the ""Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below), on __________, 19__, the principal amount of __________
Dollars ($ __________).

    The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

              [Interest Rate:  ______% per annum [or]
         [Description of Interest Rate Basis and
         Margin] (calculated on the basis of a year of _____ days for the actual number of days elapsed).

              Interest Payment Date or Dates:

              Prepayment terms:

    Both principal and interest are payable in lawful money of the United States of America to ____________ or the account of the Lender at the office of The Bank of New York, as Agent, at One Wall Street, New York, New York 10286, in same day funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto to the extent and in the manner provided in the Credit Agreement.

    This Promissory Note is one of the Auction Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of ___________ ____, 1996 (the "Credit Agreement"), among the Borrower, [Entergy Corporation] [Entergy Technology Holding Company], the Lender and certain other banks parties thereto, and The Bank of New York, as Agent for the Lender and such other banks. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

    The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

    THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                             [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY
                             HOLDING COMPANY]


                             By_______________________
                                 Name:
                                 Title:

                          EXHIBIT B-1

              FORM OF NOTICE OF CONTRACT BORROWING



The Bank of New York, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
One Wall Street
New York, New York  10286


                                    [Date]


Ladies and Gentlemen:

    The undersigned, [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY HOLDING COMPANY] refers to the Credit Agreement, dated as of ______, 1996 (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among the undersigned, [Entergy Corporation] [Entergy Technology Holding Company], certain Lenders parties thereto and The Bank of New York, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Contract Borrowing (the "Proposed Contract Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

         (i)  The Business Day of the Proposed Contract
         Borrowing is ______, 19___.

         (ii) The Type of Contract Advances to be made in connection with the Proposed Contract Borrowing is [Adjusted CD Rate Advances] [Base Rate Advances]
         [Eurodollar Rate Advances].

         (iii)The aggregate amount of the Proposed Contract
         Borrowing is $________________.

         (iv) The Interest Period for each Contract Advance made as part of the Proposed Contract Borrowing is [
         ___days] [____ month[s]].

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Contract Borrowing:

         (A)  the representations and warranties contained in
Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Contract Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

         (B) no event has occurred and is continuing, or would result from such Proposed Contract Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

    [Attached hereto is a copy of the ETC Order applicable to the Person being acquired with the proceeds of the Contract Borrowing requested hereby. Also attached hereto is the opinion of FCC counsel for the undersigned, substantially in the form of Exhibit D-2 to the Credit Agreement.]<FN1>


                             Very truly yours,

                             [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY
                             HOLDING COMPANY]


                             By_________________________________
                                 Name:
                                 Title:

__________________

<FN1>  Include in notices of Contract Borrowings by Entergy Corporation, unless all of the proceeds thereof are being used to repay all or any portion of such Borrower's outstanding Auction Borrowings.

                          EXHIBIT B-2

              FORM OF NOTICE OF AUCTION BORROWING



The Bank of New York, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
One Wall Street
New York, New York 10286


                                    [Date]


Ladies and Gentlemen:

    The undersigned, [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY HOLDING COMPANY], refers to the Credit Agreement, dated __________ , 1996 (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among the undersigned, [Entergy Corporation] [Entergy Technology Holding Company], certain Lenders parties thereto and The Bank of New York, as Agent for said Lenders, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests an Auction Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Auction Borrowing (the "Proposed Auction Borrowing") is requested to be made:

    (A)  Date of Auction Borrowing           ______________

    (B)  Amount of Auction Borrowing         ______________

    (C)  Maturity Date                       ______________

    (D)  Interest Rate Basis and Margin<FN2> ______________

    (E)  Interest Computation Basis          ______________

    (F)  Interest Payment Dates(s)           ______________

    (G)  Prepayment                          ______________

    (H)  __________________________

    (I)  __________________________

    The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Auction Borrowing:

        (a)  the representations and warranties contained in
    Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Auction Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

        (b) no event has occurred and is continuing, or would result from the Proposed Auction Borrowing or from the application of the proceeds therefrom, that constitutes a Prepayment Event or an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

        (c)  the aggregate amount of the Proposed Auction
    Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

    [Attached hereto is a copy of the ETC Order applicable to the Person being acquired with the proceeds of the Auction Borrowing requested hereby. Also attached hereto is the opinion of FCC counsel for the undersigned, substantially in the form of Exhibit D-2 to the Credit Agreement.]<FN3>

    The undersigned hereby confirms that the Proposed Auction
Borrowing is to be made available to it in accordance with
Section 2.03(a)(v) of the Credit Agreement.


                             Very truly yours,

                             [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY
                             HOLDING COMPANY]


                             By_________________________________
                                 Name:
                                 Title:


__________________
<FN2>   Include if applicable.
<FN3>   Include in notices of Auction Borrowings by Entergy Corporation, unless all of the proceeds thereof are being used to repay all or any portion of such Borrower's outstanding Contract Borrowings or Auction Borrowings.

                          EXHIBIT B-3

                  FORM OF NOTICE OF CONVERSION



The Bank of New York, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
One Wall Street
New York, New York  10286



                                    [Date]


Ladies and Gentlemen:

    The undersigned, [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY HOLDING COMPANY], refers to the Credit Agreement, dated as of __________, 1996 (the "Credit Agreement"), the terms defined therein being used herein as therein defined, among the undersigned, [Entergy Corporation] [Entergy Technology Holding Company], certain Lenders party thereto and The Bank of New York, as Agent for said Lenders, and hereby gives you notice irrevocably, pursuant to Section 2.10 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.10 of the Credit Agreement:

        (i)  The Business Day of the Proposed Conversion is
    __________, ____.

        (ii)  The Type of Advances comprising the Proposed
    Conversion is [Adjusted CD Rate Advances] [Base Rate
    Advances] [Eurodollar Rate Advances].

        (iii) The aggregate amount of the Proposed Conversion is $______________.

        (iv) The Type of Advances to which such Advances are proposed to be Converted is [Adjusted CD Rate Advances]
    [Base Rate Advances] [Eurodollar Rate Advances].

        (v) The Interest Period for each Advance made as part of the Proposed Conversion is [___ days] [_____ month(s)].<FN4>


    The undersigned hereby represents and warrants that the following statements are true on the date hereof, and will be true on the date of the Proposed Conversion:

        (A) The Borrower's request for the Proposed Conversion is made in compliance with Section 2.10 of the Credit
    Agreement; and

        (B) The statements contained in Section 3.02(i) of the Credit Agreement are true.


                             Very truly yours,

                             [ENTERGY CORPORATION] [ENTERGY TECHNOLOGY
                             HOLDING COMPANY]


                             By_________________________________
                                 Title:
______________________
<FN4>   Delete for Base Rate Advances.

                           EXHIBIT C

               FORM OF ASSIGNMENT AND ACCEPTANCE

                                          Dated __________, 19___


    Reference is made to the Credit Agreement, dated as of ________________ ____, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Entergy Corporation, a Delaware corporation, Entergy Technology Holding Company, a Delaware corporation (collectively with Entergy Corporation, the "Borrowers"), the Lenders (as defined in the Credit Agreement) and The Bank of New York, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

    __________ (the "Assignor") and ________(the "Assignee")
agree as follows:

    1. The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Auction Advances and Auction Notes) which represents the percentage interest specified on
Schedule 1 of all outstanding rights and obligations under the Credit Agreement (other than in respect of Auction Advances and Auction Notes), including, without limitation, such interest in the Assignor's Commitment, the Contract Advances owing to the Assignor, and the Contract Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Contract Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

    2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Contract Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Contract Note[s] for a new Contract Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Contract Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto. Except as specified in this Section 2, the assignment hereunder shall be without recourse to the Assignor.

    3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (v) specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes].

    4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on
Schedule 1 hereto (the "Effective Date"); provided, however, that in no event shall this Assignment and Acceptance become effective prior to the payment for the processing and recordation fee to the Agent as provided in Section 8.07(a) of the Credit Agreement.

    5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

    6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Contract Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Contract Notes for periods prior to the Effective Date directly between themselves.

    7.  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

    8. This Assignment and Acceptance may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were up on the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.


                             [NAME OF ASSIGNOR]


                             By_______________________________
                               Name:
                               Title:



                             [NAME OF ASSIGNEE]


                             By______________________________
                               Name:
                               Title:



                             CD Lending Office:
                             [Address]


                             Domestic Lending Office (and
                               address for notices):
                             [Address]


                             Eurodollar Lending Office:
                             [Address]


Accepted this ___ day
of _________ , 19 __


THE BANK OF NEW YORK, as Agent


By __________________
   Name:
   Title:

                           Schedule 1
                  to Assignment and Acceptance

                    Dated __________, 19___



   Section 1.

     Percentage Interest:                                ______
                                                            %

   Section 2.

     Assignee's Commitment:                              $_____

     Aggregate Outstanding Principal
         Amount of Contract Advances                     $_____
         owing to the Assignee:

     A Contract Note payable to the order of the Assignee
          Dated: _______, 19___                          $_____
          Principal amount:

     [A Contract Note payable to the order of the Assignor
          Dated: _______, 19___                          $_____]
          Principal amount:

   Section 3.

     Effective Date<FN5>:   ________, 19___


___________________
<FN5>   This date should be no earlier than the date of acceptance by the Agent.

                          EXHIBIT D-2

                       FORM OF OPINION OF
                      COUNSEL FOR ENTERGY

    [Letterhead of Laurence M. Hamric, Entergy Corporation]


 [Set forth below are the substantive opinions to be provided]


         Based on the foregoing, and subject to the qualifications hereinafter expressed, it is my opinion that:

         1. The Acquiree is an "exempt telecommunications company" within the meaning of section 34(a)(1) of the Public
Utility Holding Company Act of 1935, as amended ("PUHCA").

         2. The Acquiree has obtained an ETC Order with respect to its status as an "exempt telecommunications company" within the meaning of section 34(a)(i) of PUHCA, and such ETC Order is in full force and effect.

         3. No authorization or approval or other action by, or notice, filing or registration with, the Securities and Exchange Commission (the "SEC"), the Federal Communications Commission or any other governmental or regulatory authority, other than the ETC Order obtained with respect to the Acquiree and such notice as may be required to be filed with the SEC pursuant to section 34(f) of PUHCA, is or will be required to be obtained or made by the Acquiree, Entergy or any of its subsidiaries in connection with the Borrowings the proceeds of which will be used to effect the acquisition by Entergy of the Acquiree.

                           EXHIBIT E

                       FORM OF OPINION OF
                   SPECIAL NEW YORK COUNSEL
                         FOR THE AGENT

      [Letterhead of Winthrop, Stimson, Putnam & Roberts]




                             _______ __, 1996



To the Agent and each Lender party to
  the Credit Agreement referred to below


Ladies and Gentlemen:

         We have acted as counsel to The Bank of New York, as Agent, in connection with the negotiation, execution and delivery of the Credit Agreement, dated as of September 13, 1996, among Entergy Corporation and Entergy Technology Holding Company, as Borrowers, the banks named therein, as Banks, and The Bank of New York, as Agent (the "Credit Agreement"). Terms defined in the Credit Agreement that are not otherwise defined herein are used herein with the meanings therein ascribed to them.

         For the purposes of rendering the opinions contained in this letter, we have examined executed counterparts of the Credit
Agreement and the Notes delivered on the date hereof
(collectively, the "Loan Documents").

         For the purposes of this opinion, we have assumed (i) the authenticity of all such documents submitted to us as originals, (ii) the due authorization, execution and delivery by the Agent and the Banks of the Loan Documents to which they are parties, (iii) that each of the Borrowers has the corporate power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party, (iv) that the Loan Documents have been duly executed and delivered by each of the Borrowers that is a party thereto and (v) that the execution, delivery and performance in accordance with their respective terms by each of the Borrowers of the Loan Documents to which it is a party do not and will not
(A) require any authorization or approval or other action by, or any notice to or filing with, any governmental authority or regulatory body (such authorizations, approvals, actions, notices and filings hereinafter referred to as "Governmental Approvals"), other than any such Governmental Approvals that have been obtained or made, are final and not subject to review or collateral attack and are in full force and effect, or (B) violate or conflict with, result in a breach of, or constitute a default under (1) any contract, agreement, instrument, certificate of incorporation, charter or by-law to which either Borrower is a party or by which it or its properties may be bound or (2) any Governmental Approval or any order, decision, judgment or decree of any court or arbitrator.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Loan Documents are legal, valid and binding obligations of the Borrowers party thereto, enforceable against such Borrowers in accordance with their respective terms.

         Our opinion above is subject to the following qualifications and limitations:

         (a) Our opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting the enforcement of creditors' rights generally and to the effect of general equitable principles (whether considered in a proceeding in equity or at law). Such principles applied by a court might include a requirement that a creditor act with reasonableness and good faith. Furthermore, a court may refuse to enforce a covenant where a court deems such covenant to be violative of applicable public policy.

         (b) Our opinions are limited to the law of the State of New York and the Federal law of the United States. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectable.

         This opinion is intended for the sole benefit of the Agent and the Lenders and no other person shall be entitled to rely hereon for any purpose.

                             Very truly yours,